Exhibit 99.1

PRESS RELEASE

ASPEN ANNOUNCES EXPECTED RESULTS FOR THE SECOND QUARTER 2014
Diluted Book Value Per Share between $44.60 and $44.80; Up 4.4-4.9% from March 31, 2014
Diluted Operating Earnings Per Share between $1.30 and $1.35
Diluted Earnings Per Share between $1.70 and $1.75
Annualized Operating ROE between 12.0% and 12.8%
Annualized Net Income ROE between 16.0% and 16.8%

Hamilton, Bermuda - July 10, 2014 - Aspen Insurance Holdings Limited (“Aspen”) (NYSE:AHL) announced today its preliminary financial results for the quarter ended June 30, 2014. Aspen will report final results for the quarter on July 23, 2014.

For the second quarter of 2014 Aspen expects the following results:

•	Diluted Book Value per Share at June 30, 2014 between $44.60 and $44.80; up 4.4-4.9% from March 31, 2014

•	Diluted Operating Earnings per Share between $1.30 and $1.35

•	Diluted Earnings per Share between $1.70 and $1.75

•	Gross Written Premiums between $775 and $780 million

•	Combined Ratio between 90.0% and 91.0% or 89.0% to 90.0% excluding bid defense costs[1]

•	Net favorable reserve development equating to between 4.5 and 5.5 combined ratio points

•	Annualized Operating Return on Equity between 12.0% and 12.8%

•	Annualized Net Income ROE between 16.0% and 16.8%

Chris O’Kane, Chief Executive Officer, commented,
"Our results this quarter reinforce the strong momentum evidenced by Aspen in the first quarter. The continued excellent performance across our businesses gives us confidence in the diversity, growth, quality and profitability of our platforms. We remain intensely focused on the achievement of our strategic and financial objectives for 2014 and beyond and are excited about seeing our shareholders benefit from the investments we have made in our business.”
Aspen will discuss its second quarter results and outlook for 2014 on a conference call on Thursday, July 24, 2014 beginning at 9:00AM EST.

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1 The Combined Ratio includes catastrophe losses equating to between 3.5-4.0 combined ratio points.

To participate in the July 24 conference call by phone
Please call to register at least 10 minutes before the conference call begins by dialing:
+1 (888) 459 5609 (US toll free) or
+1 (404) 665 9920 (international)
Conference ID 60476327
To listen live online
Aspen will provide a live webcast on Aspen’s website at www.aspen.co.
To download the materials
The earnings press release and a detailed financial supplement will also be published on Aspen’s website at www.aspen.co.
To listen later
A replay of the call will be available for 14 days via phone and internet, available two hours after the end of the live call. To listen to the replay by phone please dial:
+1 (855) 859 2056 (US toll free) or
+1 (404) 537 3406 (international)
Replay ID 60476327
The recording will be also available at www.aspen.co on the Event Calendar page within the Investor Relations section.
About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Bermuda, France, Germany, Ireland, Singapore, Switzerland, the United Kingdom and the United States. For the year ended December 31, 2013, Aspen reported $10.2 billion in total assets, $4.7 billion in gross reserves, $3.3 billion in shareholders’ equity and $2.6 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” (“Strong”) by Standard & Poor’s, an “A” (“Excellent”) by A.M. Best and an “A2” (“Good”) by Moody’s.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains written, and Aspen may make related oral, "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to common law doctrine and, to the extent applicable, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," "do not believe," "aim," "project," "anticipate," "seek," "will," "likely," “assume,” "estimate," "may," "continue," "guidance," “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” and similar expressions of a future or forward-looking nature.

The preliminary results preannounced in this release are forward-looking statements of particular financial measures and no inferences should be made in relation to other financial measures, outlook or guidance that Aspen may disclose when the final second quarter and six month results are announced on July 23. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements.

Forward-looking statements do not reflect the potential impact of any future collaboration, acquisition, merger, disposition, joint venture or investments that Aspen may enter into or make, and the risks, uncertainties and other factors relating to such statements might also relate to the counterparty in any such transaction if entered into or made by Aspen.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: our ability to successfully implement steps to further optimize the business portfolio, ensure capital efficiency and enhance investment returns; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made (including economic and political risks) catastrophic or material loss events, than our underwriting, reserving, reinsurance purchasing or investment practices have anticipated; the assumptions and uncertainties underlying reserve levels that may be impacted by future payments for settlements of claims and expenses or by other factors causing adverse or favorable development; the reliability of, and changes in assumptions to, natural and man-made catastrophe pricing, accumulation and estimated loss models; decreased demand for our insurance or reinsurance products and cyclical changes in the highly competitive insurance and reinsurance industry; increased competition from existing insurers and reinsurers and from alternative capital providers and insurance-linked funds and collateralized special purpose insurers on the basis of pricing, capacity, coverage terms, new capital, binding authorities to brokers or other factors and the related demand and supply dynamics as contracts come up for renewal; changes in general economic conditions, including inflation, deflation, foreign currency exchange rates, interest rates and other factors that could affect our financial results; the risk of a material decline in the value or liquidity of all or parts of our investment portfolio; evolving issues with respect to interpretation of coverage after major loss events; our ability to adequately model and price the effect of climate cycles and climate change; any intervening legislative or governmental action and changing judicial interpretation and judgments on insurers’ liability to various risks; the effectiveness of our risk management loss limitation methods, including our reinsurance purchasing; changes in the total industry losses, or our share of total industry losses, resulting from past events and, with respect to such events, our reliance on loss reports received from cedants and loss adjustors, our reliance on industry loss estimates and those generated by modeling techniques, changes in rulings on flood damage or other exclusions as a result of prevailing lawsuits and case law; the impact of one or more large losses from events other than natural catastrophes or by an unexpected accumulation of attritional losses; the impact of acts of terrorism, acts of war and related legislation; any changes in our reinsurers’ credit quality and the amount and timing of reinsurance recoverables; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the continuing and uncertain impact of the current depressed lower growth economic environment in many of the countries in which we operate; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; a decline in our operating subsidiaries’ ratings with S&P, A.M. Best or Moody’s; the failure of our reinsurers, policyholders, brokers or other intermediaries to honor their payment obligations; our ability to execute our business plan to enter new markets, introduce new products and develop new distribution channels, including their integration into our existing operations; our reliance on the assessment and pricing of individual risks by third parties; our dependence on a few brokers for a large portion of our revenues; the persistence of heightened financial risks, including excess sovereign debt, the banking system and the Eurozone debt crisis; changes in our ability to exercise capital management initiatives (including our share repurchase program) or to arrange banking facilities as a result of prevailing market changes or changes in our financial position; changes in government regulations or tax laws in jurisdictions where we conduct business; changes in accounting principles or policies or in the application of such accounting principles or policies; Aspen or Aspen Bermuda Limited becoming subject to income taxes in the United States or the United Kingdom; loss of one or more of our senior underwriters or key personnel; our reliance on information and technology and third party service providers for our operations and systems; and increased counterparty risk due to the credit impairment of financial institutions. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 20, 2014 and in Aspen’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on May 1, 2014. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. The actuarial range of reserves and management's best estimate represents a distribution from our internal capital model for reserving risk based on our then current state of knowledge and explicit and implicit assumptions relating to the incurred pattern of claims, the expected ultimate settlement amount, inflation and dependencies between lines of business. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses will remain within the stated amounts.

Non-GAAP Financial Measures
In presenting Aspen's preliminary results, management has included and discussed certain "non-GAAP financial measures" as such term is defined in Regulation G. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain Aspen's results of operations in a manner that allows for a more complete understanding of the underlying trends in Aspen's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. In this release, Aspen provides non-GAAP financial information regarding its expected financial results for the second quarter of 2014. A reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures is not accessible at this time because Aspen believes it is not possible to finalize particular information which can fluctuate significantly within or without a range and may have a significant impact on the GAAP financial measures. The information that is being finalized includes net foreign exchange gains and losses and realized gains and losses in investments. A reconciliation of operating income to net income, average ordinary shareholders’ equity to average shareholders’ equity and diluted and basic operating earnings per share to basic earnings per share will be provided in Aspen’s quarterly financial supplement to be issued with Aspen’s final quarterly earnings announcement to be released on July 23, 2014. At such time, Aspen’s financial supplement can be obtained from the Investor Relations section of Aspen's website at www.aspen.co.
(1) Annualized Operating Return on Average Equity (“Operating ROE”) is a non-GAAP financial measure. Operating ROE is calculated using operating income, as defined below, and average equity is calculated as the arithmetic average on a monthly basis for the stated periods of shareholders’ equity excluding the aggregate value of the liquidation preferences of our preference shares net of issuance costs and the total amount of non-controlling interest. Aspen presents Operating ROE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.
(2) Operating Income is a non-GAAP financial measure. Operating income is an internal performance measure used by Aspen in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized and unrealized capital gains or losses, including net realized and unrealized gains or losses on interest rate swaps, after-tax net foreign exchange gains or losses, including net realized and unrealized gains and losses from foreign exchange contracts and certain non-recurring items. In the second quarter 2014, non-recurring items included costs associated with defending the unsolicited approach from Endurance Specialty Holdings Ltd. in the amount of $5.3 million.
Aspen excludes these above items from its calculation of operating income because they are either not expected to recur and therefore are not reflective of underlying performance or the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Aspen believes these amounts are largely independent of its business and underwriting process and including them would distort the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, Aspen believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Aspen's results of operations in a manner similar to how management analyzes Aspen's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income.
(3) Diluted Book Value per Ordinary Share is not a non-GAAP financial measure. Aspen has included diluted book value per ordinary share as it illustrates the effect on basic book value per share of dilutive securities thereby providing a better benchmark for comparison with other companies. Diluted book value per share is calculated using the treasury stock method, which assumes that the proceeds received from the exercise of options will be used to purchase Aspen’s ordinary shares at the average market price during the period of calculation.
(4) Diluted Operating Earnings per Share and Basic Operating Earnings per Share are non-GAAP financial measures. Aspen believes that the presentation of diluted operating earnings per share and basic operating earnings per share supports meaningful comparison from period to period and the analysis of normal business operations. Diluted operating earnings per share and basic operating earnings per share are calculated by dividing operating income by the diluted or basic weighted average number of shares outstanding for the period.
(5) Combined Ratio Excluding Catastrophes is a non-GAAP financial measure. Aspen believes that the presentation of combined ratio excluding catastrophes supports meaningful comparison from period to period of the underlying performance of the business. Combined ratio excluding catastrophes is calculated by dividing net losses excluding catastrophe losses and net expenses by net earned premiums excluding catastrophe related reinstatement premiums. Aspen has defined catastrophe losses in 2014 as losses associated with winter storms in the U.S., snowstorms in Japan and flooding in the U.K. Aspen has defined losses in the comparative period in 2013 as losses associated with flooding in Central Europe, Canada and India, and tornadoes and hailstorms in the U.S.

For further information:

Please visit www.aspen.co or contact:

Investors
Kerry Calaiaro, Senior Vice President, Investor Relations, Aspen
Kerry.Calaiaro@aspen.co
+1 (646) 502 1076
Kathleen de Guzman, Vice President, Investor Relations, Aspen
Kathleen.deGuzman@aspen.co
+1 (646) 289 4912
Innisfree M&A Incorporated
Arthur Crozier/Jennifer Shotwell/Larry Miller
+1 (212) 750 5833

Media
Steve Colton, Head of Communications, Aspen
Steve.Colton@aspen.co
+44 20 7184 8337

North America – Sard Verbinnen & Co
Paul Scarpetta or Jamie Tully
+1 (212) 687 8080

International – Citigate Dewe Rogerson
Patrick Donovan or Caroline Merrell
Patrick.Donovan@citigatedr.co.uk
Caroline.Merrell@citigatedr.co.uk
+44 20 7638 9571

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